Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 10, 2010, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of eLoyalty Corporation and Subsidiaries on Form 10-K for the year ended December 26, 2009. We hereby consent to the incorporation by reference of said report in this Registration Statement of eLoyalty Corporation on Forms S-8.

/s/ GRANT THORNTON LLP

Chicago, Illinois

February 11, 2011